UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to
Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2025

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	NMRK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Changes in Control of Registrant.

Completion of Howard W. Lutnick Divestiture

Mr. Howard W. Lutnick, the U.S. Secretary of Commerce and Newmark Group, Inc.’s (the “Company”) former Executive Chairman and former Chairman of the Company’s Board of Directors (the “Board”), has completed his previously announced divestiture of his holdings in the Company in connection with his appointment as the U.S. Secretary of Commerce. Mr. Howard W. Lutnick no longer has any voting or dispositive power over any of the securities of the Company and filed today an amendment to his prior reports on Schedule 13D of his beneficial ownership of the equity securities of the Company to reflect his zero ownership.

The following transactions which were previously announced in a press release on May 19, 2025 and disclosed in the Company’s Current Report on Form 8-K filed on May 19, 2025, closed on October 6, 2025:

●	The purchase by trusts controlled by Mr. Brandon G. Lutnick (“Purchaser Trusts”) from Mr. Howard W. Lutnick, in his capacity as trustee of a trust, of all of the voting shares of CF Group Management, Inc., a New York corporation (“CFGM”), which is the managing general partner of Cantor Fitzgerald, L.P., a Delaware limited partnership (“CFLP”), for an aggregate purchase price of $200,000, using cash on hand at the Purchaser Trusts.

●	The purchase by certain other trusts controlled by Mr. Brandon G. Lutnick from Mr. Howard W. Lutnick, in his capacity as trustee of certain trusts, of certain interests, including all outstanding equity interests in Tangible Benefits, LLC, a Delaware limited liability company, and KBCR Management Partners, LLC, a Delaware limited liability company, that each hold shares of the Company, for an aggregate purchase price of $13,096,795.70, using cash on hand at the purchasing trusts.

●	The repurchase by the Company of 129,859 shares of Class A common stock, par value $0.01 per share, of the Company (“Class A common stock”) beneficially owned by Mr. Howard W. Lutnick and originating from retirement accounts, including certain shares held by his spouse, for a price per share of $11.58, less $0.06 per share for the after-tax portion of paid and payable dividends to him and his spouse, and an additional 4,400 shares of Class A common stock held directly by his spouse, for a price per share of $11.04, less $0.048 per share for the after-tax portion of paid and payable dividends to her. The repurchases were made pursuant to the Company’s existing stock repurchase authorization, most recently reapproved by the Board and by the Audit Committee of the Board (the “Audit Committee”) in November 2024, and the repurchases of these shares pursuant to such existing authorization were expressly approved by the Audit Committee in connection therewith.

Following the closing of the transactions above, Mr. Brandon G. Lutnick may be deemed to have beneficial ownership, as calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of 22.3% of our outstanding common stock, representing 58.6% of the total voting power of the outstanding common stock of the Company, and Mr. Howard W. Lutnick no longer has beneficial ownership over any such securities.

Voting and Transfer Agreement

On May 16, 2025, Mr. Brandon G. Lutnick, Mr. Kyle S. Lutnick, Ms. Casey J. Lutnick, and Mr. Ryan G. Lutnick, each in their capacity as trustees of the Purchaser Trusts and other trusts, KBCR Management Partners, LLC, Tangible Benefits, LLC and LFA, LLC, a Delaware limited liability company, entered into a voting and transfer agreement relating to certain securities, including the common stock of the Company, held by the trusts and entities, with the voting and transfer provisions of such agreement effective as of October 6, 2025. Such agreement, which is filed as Exhibit 13 to Amendment No. 5A to the Schedule 13D filed by CFGM, CFLP and Mr. Brandon G. Lutnick on October 6, 2025, is incorporated by reference in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: October 6, 2025	By:	/s/ Michael J. Rispoli
	Name:	Michael J. Rispoli
	Title:	Chief Financial Officer

[Signature Page to Form 8-K regarding closing of Lutnick divestment arrangements dated October 6, 2025]

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